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                                                                    EXHIBIT 14.2

                           [ON BAKER TILLY LETTERHEAD]

Our ref: NDW/129968

                                                   2 Bloomsbury Street
                                                   London WC1B 3ST
                                                   Tel: +44 (0)20 7413 5100
                                                   Fax: +44 (0)20 7413 5101
                                                   DX: 1040 London/Chancery Lane
                                                   www.bakertilly.co.uk

The Board of Directors
Delta Galil Industries Limited
Textile House
2 Kaufman Street
Tel Aviv 68012                                                    12 June 2006



Dear Sirs

DELTA TEXTILES (LONDON) LIMITED
YEAR ENDED 31 DECEMBER 2005
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on form S-8 (Nos. 333-12608 ,333-13716 and 333-102247) pertaining to securities offered under the employee stock option plans of Delta Galil Industries Ltd. of our report dated 10 April 2006 relating to the Consolidated Financial Statements of Delta Textile (London) Limited included in this Annual Report on Form 20-F of Delta Galil Industries Ltd. for the year ended December 31, 2005.

Yours faithfully

/S/ Baker Tilly

BAKER TILLY